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                                                                    Exhibit 10.1

                               APPLIED POWER INC.
                    FISCAL 2000 MANAGEMENT BONUS ARRANGEMENT

For the first six months of fiscal year 2000, Mr. Richard G. Sim's bonus will be 100% based on the Company's year-over-year EVA performance. Mr. William J. Albrecht's and Mr. Gustav H.P. Boel's bonuses will be based 50% on the Company's year-over-year EVA performance and 50% on the year-over-year improvement in CMM of their respective businesses.

Actual Six-Month Bonus Paid = Annual Bonus Award x 0.5 x Multiplier (see below)

                                             Multiplier
----------------------------------------------------------------------------------------------------
                                  Year-Over-Year Ratio Converts to Multiplier as Detailed Below
----------------------------------------------------------------------------------------------------
Year-Over-Year Ratio                0.80        1.00        1.15        1.30        1.45        1.60

Multiplier                           0.0         0.5         1.0         1.5         2.0         2.5

                                                    Multiplier Capped at 2.5

CMM = Earnings Before Interest, Taxes and Amortization (EBITA)  -  20% Net
Assets

EVA = Adjusted Net Operating Profit After Taxes minus a Capital Charge

Previous period measures are restated to include all acquisitions and divestitures and to exclude one-time, non-operating items for comparative purposes.